UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 1, 2011
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 - Entry into a Material Definitive Agreement.
On August 1, 2011, Rainmaker Systems, Inc (the “Company”) finalized a material Statement of Work (“SOW”), with an initial twelve-month term, under its Vendor Services Agreement (“VSA”) with Microsoft Corporation (“Microsoft”) under which the Company will provide global telesales and chat sales services to Microsoft. The Company will drive global trial subscription sales to business customers for certain Microsoft cloud based products, including Office365. The SOW covers geographies in the Americas, EMEA and the Asia-Pacific region. The twelve-month term of the SOW is measured from July 1, 2011 through June 30, 2012, with annual renewal options thereafter, and may not be terminated without cause in the first six months of the initial term. The Company will be requesting confidential treatment for certain portions of the SOW and intends to file a redacted copy of the SOW with its Form 10-Q for the fiscal quarter ended June 30, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

August 3, 2011	/s/ Timothy Burns
Date	(Signature)
By: Timothy Burns
Title: Chief Financial Officer